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                                                                   EXHIBIT 10(k)



                    LIFESTYLE MEDIA ACQUISITION CORPORATION

                                   TERM NOTE


$1,674,595.00                                                August 14, 1998


        FOR VALUE RECEIVED, the undersigned, LIFESTYLE MEDIA ACQUISITION CORPORATION, a Pennsylvania corporation (the "Maker"), intending to be legally bound, hereby unconditionally promises to pay to DOUGLAS LAMBERT and JENNY LAMBERT, each an individual resident of Florida (collectively, the "Payee"), or to their order, at their principal address at 1515 E. Broward Boulevard, Apt. 408, Fort Lauderdale, Florida 33301 (or at such other place as the holder hereof may designate from time to time), the principal sum of One Million Six Hundred Seventy-Four Thousand Five Hundred Ninety-Five and 00/100 Dollars ($1,674,595.00) with interest at the rate of 6% per annum. Said principal and interest shall be due and payable as set forth herein.

        Principal and interest on this Note shall be payable in annual installments on or before the first through the fifth anniversaries of the date of this Note as set forth in the following schedule:

         Payment Date              Principal        Interest      Total Payment
         ------------              ---------        --------      -------------

1st anniversary of closing date    $ 87,524.32     $82,475.68     $170,000.00
2nd anniversary of closing date      92,775.78      77,224.22      170,000.00
3rd anniversary of closing date     268,342.32      71,657.68      340,000.00
4th anniversary of closing date     284,442.86      55,557.14      340,000.00
5th anniversary of closing date     641,509.43      38,490.57      680,000.00

Payments made hereunder shall be applied first to accrued unpaid interest on the outstanding principal balance hereof and then to the outstanding principal balance.

        If payment of principal or interest on this Note shall become due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment shall be made on the next succeeding business day.

        The unpaid principal amount hereof may be prepaid in whole or in part without premium or penalty at any time, but only together with interest to the date of prepayment on the outstanding principal balance being prepaid.

        This Note is the Note referred to in the Stock Purchase Agreement dated August 7, 1998 among the Maker and the Payee (the "Purchase Agreement") and is subject to the provisions of the Purchase Agreement, all of which are incorporated by reference herein, including without limitation the provisions of
Section 6.05 of the Purchase Agreement entitling the Maker to set off against its payment obligations hereunder amounts claimed as owing by the Payee to the Maker pursuant to Section 6.01 of the Purchase Agreement.

        If there shall occur and shall be continuing a failure in the payment on or before on its due date of any payment required to be made hereunder, and such failure shall have continued for a period of ten (10) days following written notice by the Payee to the Maker of such failure (an "Event of Default"), the
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holder of this Note may declare the entire unpaid principal amount of this Note, together with any and all interest accrued and unpaid thereon, to be immediately due and payable; whereupon the unpaid principal of this Note then outstanding and interest accrued thereon and all other liabilities of the undersigned hereunder shall thereupon become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

        In the event and during the continuance of an Event of Default, this Note shall bear default interest at the rate of 12% per annum until the date the payment is made. In addition, if the Maker fails to make any payment hereunder when due and such failure continues for three (3) days thereafter, the Maker shall pay to the Payee a late payment fee equal to one percent (1%) of the amount of such payment.

        No failure or delay by any party in exercising any right, power, or privilege under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

        The Maker agrees to pay, in addition to all other sums payable hereunder, the reasonable costs and expenses incurred by the Payee in connection with all actions taken to enforce collection of this Note upon the occurrence of an Event of Default, whether by legal proceedings or otherwise, including without limitation reasonable attorneys' fees and court costs.

        The Maker hereby expressly waives diligence, presentment, demand, protest, and notice of nonpayment and dishonor to the extent permitted by the applicable law. All amounts payable in respect of this Note shall be paid without counterclaim, setoff, deduction, defense, suspension, or deferment.

        This Note shall be governed by and construed in accordance with the laws of the State of Florida. In the event any provisions of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.


                           [SIGNATURE PAGE FOLLOWS]

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        WITNESS the due execution and delivery of this Term Note as of the date first above written by the undersigned officer thereunto duly authorized.



                                        LIFESTYLE MEDIA ACQUISITION
                                        CORPORATION


                                        By:   /s/ ROBERT L. WHITE
                                             ------------------------------
                                             President


















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